EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 17, 1995, included in this Form 10-K, into the Allwaste, Inc. previously-filed Form S-4 Registration Statement File Nos. 33-44129 and 33-56715 and Form S-8 Registration Statements File Nos. 33-46048, 33-37684, 33-55210, 33-61639 and 33-61641.

ARTHUR ANDERSEN LLP

Houston, Texas
November 29, 1995